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Exhibit 10.7

INDEPENDENT CONTRACTOR AGREEMENT

        This Independent Contractor Agreement ("Agreement") is made as of November 29, 2006 (the "Effective Date"), by and between Bridgepoint Education, Inc. (the "Company") and Robert Hartman ("Contractor") (collectively the "Parties").

        The Parties agree as follows:

        1.    Term of Agreement.    The Company hereby engages Contractor to provide consulting services to the Company for the period commencing on the Effective Date (the "Commencement Date"), and ending as hereinafter provided in Section 4 (the "Term"). Contractor's services to the Company, and the Company's and Contractor's obligations to each other, shall terminate simultaneously with the termination of this Agreement.

        2.    Services.    During the Term, Contractor shall render such services as the Company may from time to time request of Contractor related to operational and strategic planning for the Company based on Contractor's experience in the for-profit educational industry. Contractor is engaged to put forth Contractor's best efforts using Contractor's skills, experience and knowledge to the best of Contractor's professional ability. Contractor will dedicate an average of 10-20 hours per month to performing consulting services for the Company. Contractor will complete projects assigned by the Company within the time designated. Contractor shall give prompt notice to the Company whenever Contractor becomes aware of any inability to promptly perform services under this Agreement.

        3.    Compensation.    During the Term, the Company shall pay directly to Contractor, a fee equivalent to $20,000 per year (the "Fee"). The Fee shall be payable to Contractor in the amount of $10,000 bi-annually beginning on December 31, 2006. For any year in which Contractor works only a portion of the year, the Company shall pay Contractor a pro-rata amount of the Fee.

        4.    Term.    The Term shall commence on the Commencement Date and shall continue during the period ending on the one (1) year anniversary of the Commencement Date. Thereafter, the Term shall be extended automatically without further action by either party by one (1) additional year, first on the first anniversary of the Commencement Date, and on each succeeding anniversary thereafter, unless, not later than sixty (60) days prior to the end of the Term (including any extension thereof), either the Company or the Contractor shall have notified the other in writing of its intention not to renew this Agreement.

        5.    Termination.    This Agreement may be terminated in one of the following two ways. In the event of termination, the Company shall pay Contractor all fees earned through the date of termination. Contractor and the Company agree that once this payment has been made, the Company shall have no further liabilities whatsoever to Contractor.

          (a)    Without Cause.    This Agreement may be terminated by either Party without cause upon sixty (60) days prior written notice to the other Party.

          (b)    Cause.    The Company may terminate this Agreement without notice at any time for Cause. In this Agreement, the term "Cause" means: (A) the commission of an act or omission which would constitute a felony; (B) negligence or malfeasance; (C) breach of fiduciary duties to Company, (D) neglect of duties or (E) any other action or omission which could reasonably be expected to adversely affect the Company's business, financial condition, prospect or reputation or the Contractor's performance of his duties.

        6.    Independent Contractor.

          6.1    No Employment Relationship.    Contractor, in performance of services under this Agreement, is acting as an independent contractor, and will not be considered an employee of the

  Company for any purpose. It is not the Parties' intent, and nothing herein shall be construed, to create between Contractor and the Company the relationship of employer/employee, partners or joint venturers. Contractor is engaged in an independent business separate and apart from the Company and as such has the right to control the manner, method and means by which Contractor's work is performed. The Company shall not have the right to, nor shall the Company in fact, control the manner, method or means by which Contractor provides Contractor's services. The Company only has the right to control Contractor as to the identification of services and results desired.

          6.2    No Employment Benefits.    Contractor understands and agrees that Contractor is not an employee and is not entitled to receive any of the Company's employee benefits. The Company is not responsible for payment of workers' compensation, disability or other similar benefits, unemployment or other insurance, or for withholding income or other similar taxes or Social Security tax for Contractor, but such responsibility shall be solely that of Contractor. Contractor will obtain and maintain all permits and business licenses it needs to perform services under this Agreement, and will be responsible for all payroll and other taxes and assessments for Contractor.

        7.    Expenses.    Contractor shall be fully responsible to pay all expenses and disbursements that Contractor incurs in the performance of any services covered by this Agreement except reasonable travel expenses. The Company shall reimburse reasonable travel related expenses if Contractor receives approval from the Chief Executive Officer.

        8.    Nondisclosure of Confidential Information.    Contractor will hold in complete confidence and not disclose, produce, publish, permit access to, or reveal any information and material which is proprietary to Company, whether or not marked as "confidential" or "proprietary" and which is disclosed to or obtained by Contractor, which relates to Company's business activities ("Confidential Information"). "Confidential Information" shall not include information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of Contractor or any of its agents or employees.

          8.1   Contractor will not alter, modify, disassemble, reverse engineer, decompile, disseminate or distribute any materials containing or constituting Confidential Information without the express prior written consent of the Company, and will return all Confidential Information, together with any copies thereof, promptly after the purposes for which they were furnished have been accomplished, or upon the request of Company. Additionally, upon request of Company, Contractor will return or destroy materials prepared by Contractor that contain Confidential Information.

          8.2   Contractor shall take all reasonable measures necessary to protect the confidentiality of the Confidential Information and to avoid disclosure or use of the Confidential Information, except as permitted herein, including the highest degree of care that Contractor utilizes to protect Contractor's own confidential information. Contractor shall promptly notify Company in writing of any misuse or misappropriation of Confidential Information which may come to Contractor's attention.

          8.3   Disclosure of Confidential Information is not precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided that Contractor will first give notice to Company and make a reasonable effort to obtain a protective order requiring that the Confidential Information be disclosed only for limited purposes for which the order was issued.

          8.4   Contractor shall use the Confidential Information only for the limited purpose for which it was disclosed. Contractor shall not disclose the Confidential Information to any third party (including subcontractors) without first obtaining Company's written consent and shall disclose the

  Confidential Information only to its own employees having a need to know. Contractor shall promptly notify Company of any items of Confidential Information prematurely disclosed.

          8.5   Contractor agrees that Company's Confidential Information has been developed or obtained by the investment of significant time, effort and expense and provides Company with a significant competitive advantage in its business. If Contractor fails to comply with any obligations hereunder, Contractor agrees that Company will suffer immediate, irreparable harm for which monetary damages will provide inadequate compensation. Accordingly, Contractor agrees that Company will be entitled, in addition to any other remedies available to it, at law or in equity, to immediate injunctive relief to specifically enforce the terms of this Agreement.

          8.6   The obligations set forth in this Paragraph 8 and its subparagraphs shall survive expiration or termination of this Agreement.

        9.    No Solicitation.    Contractor agrees that during the Term and for a one year period thereafter, Contractor will not directly or indirectly solicit for hire any current employees of the Company.

        10.    Assignment of Inventions.    Contractor agrees that during the Term that all inventions that are developed using equipment, supplies, facilities or trade secrets of the Company, or result from work performed by Contractor for the Company (collectively "Assigned Inventions"), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by Contractor to the Company.

        11.    Assignment of Intellectual Property Rights.    In addition to the foregoing assignment of Assigned Inventions to the Company, Contractor hereby irrevocably transfers and assigns to the Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Assigned Invention, and (b) any and all "Moral Rights" (as defined below) that Contractor may have in or with respect to any Assigned Invention. Contractor also hereby forever waives and agrees never to assert any and all Moral Rights Contractor may have in or with respect to any Assigned Invention, even after expiration or termination of this Agreement. For the purposes of this Agreement, "Moral Rights" mean any rights to claim authorship of an Assigned Invention to object to or prevent the modification of any Assigned Invention, or to withdraw from circulation or control the publication or distribution of any Assigned Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

        12.    Work for Hire.    Contractor acknowledges and agrees that any copyrightable works prepared by Contractor during the Term are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works.

        13.    Outside Employment.    Contractor is free to contract with other persons and/or entities to provide them with services during the term of this Agreement, so long as such services do not directly or indirectly conflict with the services provided by Contractor to the Company under this Agreement.

        14.    Indemnification.

          14.1 Contractor shall indemnify and hold the Company harmless from any and all claims, demands, judgments, damages, liabilities, costs and fees, including reasonable attorneys' fees, relating to or arising out of any claim or the defense of any claim that relates either to the performance by Contractor of Contractor's services under this Agreement or Contractor's failure to comply with any of the terms of this Agreement and/or Contractor's legal obligations.

          14.2 The Company shall indemnify and hold Contractor harmless from any and all claims, demands, judgments, damages, liabilities, costs and fees, including reasonable attorneys' fees, relating to or arising out of any claim or the defense of any claim that relates either to the performance by the Company under this Agreement or the Company's failure to comply with any of the terms of this Agreement and/or the Company's legal obligations.

        15.    Miscellaneous.

          15.1    Governing Law.    This Agreement shall be governed by the laws of the State of California.

          15.2    Waiver.    The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

          15.3    Severability.    Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding.

          15.4    Entire Agreement.    This Agreement sets forth the entire agreement and understanding of the parties relating to the Company's retention of Contractor and merges all prior and contemporaneous discussions and agreements between them. This Agreement may not be modified except in writing and signed by the Contractor and the President of the Company. Both parties represent and acknowledge that they have read and understood this Agreement and that they have executed this Agreement voluntarily and without duress.

          15.5    Contractor is a Director.    Contractor is a director of the Company and this Agreement is not intended to compensate Contractor for his services as a director of the Company, but is intended as an arm's length agreement to provide operational and strategic planning services.

[Signature Page Follows]

Agreed to by the following:

BRIDGEPOINT EDUCATION, INC..

Date: November 29, 2006

Signature:	/s/ ANDREW CLARK Andrew Clark, CEO

ROBERT HARTMAN

Date: November 29, 2006

Signature:	/s/ ROBERT HARTMAN Robert Hartman

 AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

        This Amendment to Independent Contractor Agreement ("Amendment") is made and entered into as of January 1, 2008, by and between Bridgepoint Education, Inc., a Delaware corporation (the "Company"), and Robert Hartman, an individual ("Contractor").

RECITALS

        WHEREAS, on November 29, 2006, the Company entered into that certain Independent Contractor Agreement with Contractor (the "Agreement");

        WHEREAS, the Company and Contractor now desire to amend the Agreement as provided below.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Contractor hereby agree to amend the Agreement as follows:

        1.     Section 3 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

          "3.    Compensation.    During the Term, the Company shall pay directly to Contractor, a fee equivalent to $30,000 per year (the "Fee"). The Fee shall be payable to Contractor in the amount of $15,000 bi-annually beginning on January 1, 2008. For any year in which Contractor works only a portion of the year, the Company shall pay Contractor a pro-rata amount of the Fee."

        2.    Miscellaneous.

          2.1    Entire Agreement; Amendment and Waiver.    This Amendment constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Amendment may be amended, and the observance of any term of this Amendment may be waived, with (and only with) the written consent of the Company and Contractor.

          2.2    Severability.    In the event that any part or parts of this Amendment shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Amendment, which shall remain in full force and effect.

          2.3    Counterparts.    This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          2.4    Agreement in Full Force and Effect; Internal References.    Except as expressly amended hereby, the Agreement remains in full force and effect.

          2.5    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State.

[Signature Page Follows]

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        IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Contractor
Robert Hartman
By:	/s/ ROBERT HARTMAN
Company
Bridgepoint Education, Inc., a Delaware corporation
By:	/s/ ANDREW S. CLARK
Name: Andrew S. Clark
Title: Chief Executive Officer

[Signature Page to Amendment to Independent Contractor Agreement]

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  Exhibit 10.7
INDEPENDENT CONTRACTOR AGREEMENT
AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT
RECITALS